UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: January 31, 2013

(Date of earliest event reported)

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

6901 A Riverport Drive, Louisville, Kentucky 40258

(Address of principal executive offices, including zip code)

(502) 995-2258

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

CafePress Inc. (the “Company”) has established record and meeting dates for its 2013 annual meeting of stockholders (the “2013 Annual Meeting”). The Company’s stockholders of record at the close of business on March 15, 2013, will be entitled to notice of the meeting and to vote upon matters considered at the meeting. The 2013 Annual Meeting will be held at the offices of Frost, Brown Todd LLC, 400 West Market Street, Louisville, Kentucky 40202, beginning at 10:00 A.M., Eastern time on April 26, 2013.

A stockholder proposal not included in the proxy statement for the 2013 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Company’s Secretary at its headquarters and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not more than 120 days nor less than 90 days before the one year anniversary of the prior year’s annual meeting. However, if the Company did not hold an annual meeting in the prior year or if the current year’s annual meeting is held more than 30 days before or after the one year anniversary of the prior year’s annual meeting, then the Company must receive the stockholder’s notice by the later of (i) 90 days before the current year’s annual meeting or (ii) 10 days after public announcement of the current year’s annual meeting date. For the 2013 Annual Meeting, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaw provisions no later than 5:00 P.M., Eastern time on February 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2013	CafePress Inc.

	By:	/s/ Monica N. Johnson
Monica N. Johnson Chief Financial Officer